SHORT TERM BOND FUND II
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
05/21/02	WFS Financial Owner Trust

Shares            Price         Amount
11,900,000 	  $99.99	$11,898,810

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.24        N/A	 0.68%	           1.10%

Broker
Deutsche Morgan Grenfell

Underwriters of WFS Financial Owner Trust

Underwriters      	           Principal Amount
Deutsche Bank Securities, Inc.    $  437,500,000
Banc of America Securities LLC       437,500,000
Credit Suisse First Boston Corp.     437,500,000
Salomon Smith Barney, Inc.           437,500,000
Total                             $1,750,000,000





SHORT TERM BOND FUND II
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
05/22/02	European Investment Bank

Shares            Price         Amount
33,100,000 	  $99.82	$33,040,420

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.08       N/A	  	 1.10%	           1.84%

Broker
Salomon Smith Barney, Inc.

Underwriters of European Investment Bank

Underwriters*      	             Principal Amount*
                                      $3,000,000,000

*Principal amount of underwriters were
 not available at time of filing.



SHORT TERM BOND FUND II
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
05/22/02	Household Automotive Trust

Shares            Price         Amount
25,500,000 	  $99.98	$25,494,900

                                      % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.26       N/A	  	 2.55%	           2.55%

Broker
Banc of America Securities LLC

Underwriters of Household Automotive Trust

Underwriters      	             Principal Amount
Banc of America Securities LLC      $  200,000,000
J.P. Morgan Securities, Inc.           200,000,000
Barclays Capital, Inc.                 200,000,000
Credit Suisse First Boston Corp.       200,000,000
Deutsche Bank Securities, Inc.         200,000,000
Total                               $1,000,000,000